As filed with the Securities and Exchange Commission on October 24, 1997
                                        Registration No. 333-_______________
==============================================================================



                     SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, DC 20549

                        ---------------------------


                                  FORM S-8

                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933

                        LASALLE RE HOLDINGS LIMITED
           (Exact Name of Registrant as Specified in Its Charter)

                                  Bermuda
       (State or Other Jurisdiction of Incorporation or Organization)

                               Not Applicable
                    (I.R.S. Employer Identification No.)

        25 Church Street, P.O. Box HM 1502, Hamilton HM FX, Bermuda
                  (Address of Principal Executive Offices)

                        LASALLE RE HOLDINGS LIMITED
                        EMPLOYEE STOCK PURCHASE PLAN
                          (Full Title of the Plan)

                           CT Corporation System
                               1633 Broadway
                          New York, New York 10019
                  (Name and Address of Agent For Service)

                               (212) 664-1666
       (Telephone Number, Including Area Code, of Agent For Service)

                        ---------------------------


                         CALCULATION OF REGISTRATION FEE
===============================================================================
                                       Proposed       Proposed
                                       Maximum        Maximum
                                       Offering       Aggregate      Amount of
Title of Securities    Amount to Be    Price Per      Offering     Registration
 to Be Registered      Registered(1)   Share(2)       Price(2)          Fee
-------------------------------------------------------------------------------
  Common Shares,
    par value
$1.00 per share          137,997      $34.8125    $4,709,147.63    $1,427.02
===============================================================================

(1) Also registered hereby are an indeterminate number of additional shares that may become issuable pursuant to the anti-dilution provisions of the plan.
(2) In accordance with Rule 457(h)(1), computed on the basis of the average of the high and low sale prices of the Registrant's Common Shares as reported on the New York Stock Exchange on October 23, 1997.

===============================================================================

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


                                 PART II

           INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents, which have heretofore been filed by LaSalle Re Holdings Limited (the "Company") with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), File No. 1-12823, are incorporated by reference herein and shall be deemed to be a part hereof:

         (a) The Company's Annual Report on Form 10-K for the year ended September 30, 1996;

         (b) The Company's Quarterly Reports on Form 10-Q for the quarters ended December 31, 1996, March 31, 1997 and June 30, 1997; and

         (c) The description of the Company's common shares, par value $1.00 per share, included in the Company's Registration Statement on Form 8-A.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and shall be deemed a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         Pursuant to the provisions of the Companies Act 1981 of Bermuda, the Company has adopted provisions in its Bye-Laws which require it to indemnify its directors and officers in certain circumstances and specifically to indemnify its directors and officers against all amounts actually and reasonably incurred to the Company or its shareholders by reason of a breach of duty to the Company, provided that such director or officer acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action, suit or proceeding, had no reasonable cause to believe that the conduct was unlawful, and except for any claim, issue or matter as to which such person shall have been finally adjudged to be liable for wilful negligence, wilful default, fraud or dishonesty in the performance of the duty to the Company.

         The Company also maintains insurance on its directors and officers, which covers liabilities under the federal securities laws.

Item 7.  Exemption from Registration Claimed.

         Not applicable.




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

Item 8.  Exhibits.

         See Index to Exhibits which is incorporated herein by reference.

Item 9.  Undertakings.

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                                provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.



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


         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6 of this registration statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.


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


                                SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hamilton, Bermuda on the 25th day of September 1997.


                                LASALLE RE HOLDINGS LIMITED


                                By:  /s/   ANDREW COOK
                                   --------------------------------------
                                   Name: Andrew Cook
                                   Title: Chief Financial Officer and Treasurer



                             POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Victor H. Blake, Andrew Cook, Ivan P. Berk and Clare Moran, or any of them, such person's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated and on the 25th day of September, 1997.


        Signature                                     Position
        ---------                                     --------



   /s/   VICTOR H. BLAKE
----------------------------------              Chairman President and
         Victor H. Blake                       Chief Executive Officer
                                             (Principal Executive Officer)


   /s/   ANDREW COOK
----------------------------------             Chief Financial Officer and
         Andrew Cook                           Treasurer (Principal Financial
                                               Officer)


   /s/   STEVEN GIVEN
----------------------------------            Controller (Principal Accounting
         Steven Given                          Officer)



   /s/   WILLIAM J. ADAMSON, JR.
-----------------------------------            Director
         William J. Adamson, Jr.



  /s/   IVAN P. BERK
------------------------------------           Director
        Ivan P. Berk




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




  /s/   JONATHAN H. KAGAN
------------------------------------           Director
        Jonathan



  /s/   DONALD P. KOZIOL, JR.
------------------------------------           Director
        Donald P. Koziol, Jr.



  /s/   LESTER POLLACK
-------------------------------------          Director
        Lester Pollack



  /s/   PETER J. RACKLEY
-------------------------------------          Director
        Peter J. Rackley



  /s/   DAVID A. STOCKMAN
--------------------------------------         Director
        David A. Stockman



  /s/   PAUL J. ZEPF
--------------------------------------         Director
        Paul J. Zepf



                          AUTHORIZED REPRESENTATIVE

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the undersigned as the duly authorized representative of the registrant in the United States.



                                               /s/ WILLIAM J. ADAMSON, JR.
                                               ---------------------------
                                                   William J. Adamson, Jr.

September 25, 1997




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


                             INDEX TO EXHIBITS


Exhibit                    Document Description
-------                    --------------------

4.1 Memorandum of Association of the Company (incorporated by reference to Exhibit 3.1 to Registration Statement on Form S-1 (No. 33-97304))

4.2 Bye-laws of the Company (incorporated by reference to Exhibit 3.1 to Form 10-Q for the quarterly period ended December 31, 1995 (File No. 0-27216))

4.3 LaSalle Re Holdings Limited Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.14 to Registration Statement on Form S-1 (No. 333-14861))

4.4 First Amendment to LaSalle Re Holdings Limited Employee Stock Purchase Plan, dated September 25, 1997

5.1 Opinion of Conyers Dill & Pearman as to the legality of the securities offered

23.1          Consent of KPMG Peat Marwick

23.2 Consent of Conyers Dill & Pearman (included in its opinion filed as Exhibit 5.1)

24.1          Power of Attorney (included in signature pages)

99.1 Appointment of CT Corporation System as U.S. agent for service of process



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